Exhibit 21.1

STEINWAY MUSICAL INSTRUMENTS, INC. AND SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

Steinway Musical Instruments, Inc., a Delaware corporation

Steinway Asia, LLC, a Delaware limited liability corporation

Conn-Selmer, Inc., a Delaware corporation

Vincent Bach International, a corporation organized under the laws of the United Kingdom

The SMI Trust, a Massachusetts business trust

The Steinway Piano Company, Inc., a Delaware corporation

Steinway & Sons, a Delaware corporation

Steinway Piano (Shanghai) Co., Ltd., a corporation organized under the laws of Japan

Steinway, Inc., a New York corporation

The O.S. Kelly Company, an Ohio corporation

Boston Piano Company, a Massachusetts corporation

Boston Piano GmbH, a corporation organized under the laws of Germany

Kluge Klaviaturen GmbH, a corporation organized under the laws of Germany

Bona, Inc., a limited liability company organized under the laws of Poland

Steinway Haus Munchen GmbH, a corporation organized under the laws of Germany

S & B Retail, Inc., a Delaware corporation

Steinway & Sons Japan, Ltd., a corporation organized under the laws of Japan